EXHIBIT A



    First Trust Dow Jones STOXX(R) European Select Dividend Index Fund

    First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund

    First Trust Dow Jones Global Select Dividend Index Fund

    First Trust Europe Select AlphaDEX(TM) Fund

    First Trust Japan Select AlphaDEX(TM) Fund

    First Trust Global IPO Index Fund

    First Trust ISE Global Wind Energy Index Fund

    First Trust ISE Global Engineering and Construction Index Fund

    First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund